Exhibit 10.15

                            STOCK OPTION AGREEMENT
                               FOR THE GRANT OF
                       INCENTIVE STOCK OPTIONS UNDER THE
                                 BNCCORP, INC.
                           1995 STOCK INCENTIVE PLAN


      THIS AGREEMENT is entered into as of January 2,1998, by and between BNCCORP, INC., a Delaware corporation (the "Company"), and Name ("Optionee").

     WHEREAS Optionee is a key employee of the Company and the Company considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing an option to purchase shares of the common stock of the Company, $.01 par value per share (the "Common Stock") in accordance with the BNCCORP, Inc. 1995 Stock Incentive Plan (the "Plan").

      NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

                                      I.

                                Grant of Option

      The Company hereby grants to Optionee effective January 2, 1998 (the "Date of Grant") the right, privilege and option to purchase Shares shares of Common Stock (the "Option") at an exercise price equal to the closing price of BNCCORP, Inc. common stock as listed on the NASDAQ at the close of the market on January 2, 1998 of $17.00. The Option shall be exercisable at the time specified in
Section II below. The Option is an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and shall not be treated as a non-qualified stock option.

                                      II.

                               Time of Exercise

      2.1 Subject to the provisions of the Plan and the other provisions of this
Section II, and provided that the Optionee remains employed by the Company on the dates the Option becomes exercisable, the Optionee shall be entitled to exercise the Option as follows:

            a. During the period beginning on the Date of Grant and ending one year after the Date of Grant, Optionee is not entitled to exercise any portion of the Option.

            b. During the period beginning one year after the Date of Grant and ending two years after the Date of Grant, Optionee is entitled to exercise the Option to purchase 20% of the total number of shares covered by the Option.




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            c. During the period beginning two years after the Date of Grant and ending three years after the Date of Grant, Optionee is entitled to exercise the Option to purchase 40% of the total number of shares covered by the Option, less any shares previously purchased.

            d. During the period beginning three years after the Date of Grant and ending four years after the Date of Grant, Optionee is entitled to exercise the Option to purchase 60% of the total number of shares covered by the Option, less any shares previously purchased.

            e. During the period beginning four years after the Date of Grant and ending five years after the Date of Grant, Optionee is entitled to exercise the Option to purchase 80% of the total number of shares covered by the Option, less any shares previously purchased.

            f. During the period beginning five years after the Date if Grant and ending ten years after the Date of Grant, Optionee is entitled to exercise the Option to purchase 100% of the total number of shares covered by the Option, less any shares previously purchased.

The Option shall expire and may not be exercised later than ten years after the Date of Grant.

      2.2 During Optionee's lifetime, the Option may be exercised only by him or his guardian if he has been declared incompetent. If Optionee's employment is terminated, other than as a result of death, disability or retirement, the Option must be exercised, to the extent exercisable at the time of termination of employment, within 30 days of the date on which he ceases to be an employee, except that the Committee may upon request extend the period after termination of employment during which the Option may be exercised, but in no event later than ten years after the date of grant.

      2.3 If an Optionee ceases to be an employee because of disability within the meaning of Section 22(e)(3) of the Code, the Option must be exercised, to the extent otherwise exercisable, within one year from the date on which he ceases to be an employee, but in no event later than ten years after the date of grant.

      2.4 In the event of Optionee's death while employed by the Company, the Option must be exercised by his estate, or by the person to whom such right evolves from him by reason of his death, to the extent otherwise exercisable, within one year from the date of death, but in no event later than ten years after the date of grant.

      2.5 In the event of the Optionee's retirement from the employ of the Company, the Option must be exercised, to the extent otherwise exercisable, within one year from the date of retirement, but in no event later than ten years after the date of grant.

                                     III.

                         Method of Exercise of Option

      3.1 Optionee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the




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Exercise Price, the appropriate  officer of the Company shall cause the transfer of title of the shares pur chased to Optionee on the Company's stock records and cause to be issued to Optionee a stock certificate for the number of shares being acquired. Optionee shall not have any rights as a shareholder until the stock certificate is issued to him.

      3.2 The Option may be exercised by the payment of the Exercise Price in cash, in shares of Common Stock held for six months or in a combination of cash and shares of Common Stock held for six months. The Optionee may also pay the Exercise Price by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Compensation Committee (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price.

                                      IV.

                      No Contract of Employment Intended

      Subject to the terms of any Employment Agreement that may be in effect from time to time, nothing in this Agreement shall confer upon Optionee any right to continue in the employment of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate Optionee's employment relationship with the Company or any of its subsidiaries at any time.

                                      V.

                                Binding Effect

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

                                      VI.

                              Non-Transferability

      The Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.














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                                     VII.

                            Inconsistent Provisions

      The Option granted hereby is subject to the provisions of the Plan as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    BNCCORP, INC.


                                    By: /s/ Jerry Woodcox
                                        Jerry Woodcox, Member
                                        of the Compensation Committee



                                    Name
                                    Optionee